UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 28, 2006

Loudeye Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-29583	91-1908833
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1130 Rainier Avenue South, Seattle, Washington		98144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(206) 832-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2006, Loudeye Corp. and Muze Inc. entered into an asset purchase agreement and related ancillary agreements pursuant to which Muze has acquired Loudeye's U.S.-based services and operations for $11.0 million in cash. Further details regarding the transaction are described under Item 2.01 below.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On April 28, 2006, Loudeye Corp. and Muze Inc. entered into an asset purchase agreement and related ancillary agreements pursuant to which Muze has acquired Loudeye's U.S.-based services and operations for $11.0 million in cash. The transaction closed April 30, 2006. Muze assumed Loudeye’s web and mobile digital music commerce services, operating on Loudeye’s U.S.-based platform. Live customers of the service are O2 Germany, ATT Wireless mMode MusicStore (now Cingular Wireless mMode Music) and BurnLounge. The acquisition by Muze also includes Loudeye’s encoding services, including for EMI Music customers, and music sound samples services, along with its hosting and internet radio services. Following the transaction, Loudeye continues to operate its OD2 digital music store services installed across more than 75 retailers in over 20 countries.

The digital music service customer relationships transferred in this transaction represented less than 2% of Loudeye’s total revenue for the year ended December 31, 2005, and the remaining encoding, samples service, hosting and internet radio services represented approximately 23% of Loudeye’s total revenue for the year ended December 31, 2005. Loudeye previously announced that encoding services for EMI Music, which represented 14% of total revenue for the year ended December 31, 2005, are expected to be transitioned to a new service provider during the second quarter 2006.

A press release dated May 1, 2006, announcing the transaction is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Loudeye will file an amendment to this Form 8-K to provide the pro forma financial information required under Item 9.01 of Form 8-K on or before May 4, 2006.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press release dated May 1, 2006 announcing Muze Inc. acquires Loudeye Corp.'s U.S.-based operations

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.

May 1, 2006	By:	Eric S. Carnell

Name: Eric S. Carnell
Title: Vice President, General Counsel & Secretary

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated May 1, 2006 announcing Muze Inc. acquires Loudeye Corp.'s U.S.-based operations